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                                                                 EXHIBIT 10.26.1

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                               SECURITY AGREEMENT

                                     BETWEEN

                           F-W OIL EXPLORATION L.L.C.

                                       AND

                               GUARANTY BANK, FSB
                                 (SECURED PARTY)

                                DECEMBER 28, 2004

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                                TABLE OF CONTENTS

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ARTICLE I     DEFINITIONS AND INTERPRETATION..............................................................  1
         1.1  Terms Defined Above.........................................................................  1
         1.2  Terms Defined in Credit Agreement...........................................................  1
         1.3  Additional Defined Terms....................................................................  1
         1.4  Undefined Financial Accounting Terms........................................................  3
         1.5  References..................................................................................  3
         1.6  Articles and Sections.......................................................................  3
         1.7  Number and Gender...........................................................................  3

ARTICLE II    GRANT OF SECURITY INTEREST..................................................................  4

ARTICLE III   REPRESENTATIONS AND WARRANTIES..............................................................  4
         3.1  Validity, Perfection and Priority...........................................................  4
         3.2  No Liens; Other Financing Statements........................................................  4
         3.3  Location of Debtor and Collateral...........................................................  5
         3.4  Accounts....................................................................................  5
         3.5  Tradenames; Prior Names.....................................................................  5

ARTICLE IV    COVENANTS...................................................................................  5
         4.1  Further Assurances..........................................................................  5
         4.2  Change of Chief Executive Office............................................................  6
         4.3  Change of Name or Corporate Structure.......................................................  6
         4.4  Maintain Records and Accounts...............................................................  6
         4.5  Right of Inspection.........................................................................  6
         4.6  Possession of Collateral....................................................................  7
         4.7  Financing Statement Filings; Notifications..................................................  7

ARTICLE V     ACCOUNTS....................................................................................  7
         5.1  Debtor Remains Liable under Accounts........................................................  7
         5.2  Collections on Accounts.....................................................................  7

ARTICLE VI    POWER OF ATTORNEY...........................................................................  8
         6.1  Appointment as Attorney-in-Fact.............................................................  8
         6.2  No Duty on the Part of Secured Party........................................................  9

ARTICLE VII   REMEDIES; RIGHTS UPON DEFAULT...............................................................  9
         7.1  Rights and Remedies Generally...............................................................  9
         7.2  Proceeds.................................................................................... 10
         7.3  Collection of Accounts...................................................................... 10
         7.4  Disposition of Collateral................................................................... 10
         7.5  Debtor's Accounts........................................................................... 11
         7.6  Possession of Collateral.................................................................... 11
         7.7  Disposition of the Collateral............................................................... 11
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
         7.8  Recourse.................................................................................... 12
         7.9  Expenses; Attorneys' Fees................................................................... 12
         7.10 Application of Proceeds..................................................................... 12
         7.11 Limitation on Duties Regarding Preservation of Collateral................................... 12
         7.12 Waiver of Claims............................................................................ 13
         7.13 Discontinuance of Proceedings............................................................... 13

ARTICLE VIII  INDEMNITY................................................................................... 13
         8.1  INDEMNITY................................................................................... 13
         8.2  Indemnity Obligations Secured by Collateral; Survival....................................... 14

ARTICLE IX    MISCELLANEOUS............................................................................... 15
         9.1  No Waiver; Remedies Cumulative.............................................................. 15
         9.2  Termination; Release........................................................................ 15
         9.3  Counterparts................................................................................ 15
         9.4  Marshalling................................................................................. 15
         9.5  Severability................................................................................ 15
         9.6  Financing Statement Filing.................................................................. 15
         9.7  Notices and Other Communications............................................................ 15
         9.8  Parties in Interest......................................................................... 16
         9.9  Amendments.................................................................................. 16
         9.10 ENTIRE AGREEMENT............................................................................ 16
         9.11 GOVERNING LAW............................................................................... 16
         9.12 JURISDICTION AND VENUE...................................................................... 16
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                               SECURITY AGREEMENT

      This SECURITY AGREEMENT (this "Agreement"), dated as of December 28, 2004, is by and between F-W OIL EXPLORATION L.L.C., (the "Debtor"), and GUARANTY BANK, FSB, a federal savings bank ("Secured Party").

                              W I T N E S S E T H:

      WHEREAS, pursuant to the terms and conditions of the Credit Agreement dated December __, 2004, by and among the Debtor and the Secured Party (as amended, restated, or supplemented from time to time, the "Credit Agreement"), and

      WHEREAS, pursuant to the Credit Agreement and as an inducement to the Secured Party to extend credit to or for the benefit of the Borrower pursuant to the Credit Agreement, Debtor has agreed to execute this Agreement in favor of the Secured Party;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

      1.1 Terms Defined Above. As used herein, each of the terms "Agreement," "Borrower," "Credit Agreement," "Debtor," and "Secured Party" shall have the meaning assigned to such term hereinabove.

      1.2 Terms Defined in Credit Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

      1.3 Additional Defined Terms. As used herein, each of the following terms shall have the following meanings:

            "Accounts" shall mean all accounts receivable, book debts, notes, drafts, instruments, documents, acceptances, and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Debtor (including, without limitation, under any trade names, styles, or divisions thereto), whether arising from the sale or lease of goods or the rendition of services or any other transaction (including, without limitation, any such obligation which might be characterized as an account, general intangible, other than contract rights under contracts containing prohibitions against assignment of or the granting of a security interest in the rights of a party thereunder, or chattel paper under the Uniform Commercial Code in effect in any jurisdiction), and all rights of Debtor in, to, and under all purchase orders now owned or hereafter received or acquired by it for goods or services, and all rights of Debtor to any goods the sale or lease of which gave rise to any of the foregoing (including, without limitation, returned or repossessed goods and rights of unpaid sellers), and all moneys due or to

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become due to Debtor under all contracts for the sale or lease of goods or the performance of services (whether or not earned by performance) or in connection with any other transaction, now in existence or hereafter arising, including, without limitation, all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

            "Account Debtor" shall mean each Person obligated on an Account, Chattel Paper, or General Intangible.

            "Account Records" shall mean (a) all original copies of all documents, instruments, or other writings evidencing the Accounts, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to the Accounts, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems, and other papers and documents relating to the Accounts, whether in the possession or under the control of Debtor or any computer bureau or agent from time to time acting for or on behalf of Debtor or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith and amendments, supplements, or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgements, or other writings, including, without limitation, lien search reports, from filing or other registration offices, (d) all credit information, reports, and memoranda relating thereto, and (e) all other written or non-written forms of information related in any way to the foregoing or any Account.

            "Chattel Paper" shall mean all chattel paper (as such term is defined in Section 9-102(a)(11) of the UCC) of the Debtor.

            "Collateral" shall have the meaning assigned to it in Article II.

            "Commodity Hedge Agreement" shall mean any agreement, device or arrangement entered into by one Person with another Person providing for payments which are related to fluctuations in the price of petroleum (or any fraction thereof), natural gas, or natural gas liquids (including, but not limited to, swaps, caps, collars, options, puts, calls, futures and forward contracts).

            "General Intangibles" shall mean all general intangibles (as such term is defined in Section 9-102(a)(42) of the UCC) of Debtor, including, without limitation, rights to the payment of money (other than Accounts), net profit interests, contracts, farmout agreements, licenses, and franchises (excluding licenses and franchises which prohibit the assignment or grant of a security interest by Debtor), federal income tax refunds, trade names, distributions on certificated securities (as defined in Section 8-102(a)(4) of the UCC) and uncertificated securities (as defined in ss.8-102(a)(14) of the UCC), computer programs and other computer software, inventions, designs, trade secrets, goodwill, proprietary rights, customer lists, supplier contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversionary interests in

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      pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral.

            "Indemnitees" shall mean the Secured Party and its shareholders, officers, directors, employees, agents, attorneys-in-fact, and affiliates.

            "Proceeds" shall mean proceeds (as such term is defined in Section 9-102(65) of the UCC).

            "Rate Management Transaction" shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Debtor and Secured Party which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to on or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

            "Secured Obligations" shall mean the Obligations.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas.

      1.4 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall have the meanings assigned to such terms according to GAAP.

      1.5 References. The words "hereby," "herein," "hereinabove," "hereinafter," "hereinbelow," "hereof," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, or provision of this Agreement. References in this Agreement to Articles, Sections, or Exhibits are to such Articles, Sections, or Exhibits of this Agreement unless otherwise specified.

      1.6 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

      1.7 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined

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in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

      As security for the prompt and complete payment and performance in full of all Secured Obligations, Debtor hereby assigns and transfers for the purpose of security and pledges to the Secured Party and grants to the Secured Party a security interest in and continuing lien on all right, title, and interest of Debtor in, to, and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which is herein collectively called the "Collateral"):

      (a)   all Accounts;

      (b)   all Account Records;

      (c)   all Chattel Paper;

      (d)   all General Intangibles;

      (e)   all Commodity Hedge Agreements;

      (f)   all Rate Management Transactions; and

      (g) all accessions and additions to any or all of the foregoing, all substitutions and replacements for any or all of the foregoing, and all Proceeds and products of any or all of the foregoing.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Debtor, to the extent that such Debtor is the owner of such collateral, hereby represents and warrants to the Secured Party, which representations and warranties shall survive execution and delivery of this Agreement, as follows:

      3.1 Validity, Perfection and Priority. The security interests in the Collateral granted to the Secured Party hereunder constitute valid and continuing security interests in Collateral. Assuming the accomplishment of recording and filing financing statements, in accordance with applicable laws prior to the intervention of rights of other Persons, (such financing statements) naming Debtor as "debtor" and the Secured Party as "secured party" and describing the Collateral, the security interests granted to the Secured Party hereunder will constitute valid first-priority perfected security interests in all Collateral with respect to which a security interest can be perfected by the filing of a financing statement, subject only to Permitted Liens.

      3.2 No Liens; Other Financing Statements. (a) Except for the Lien granted to the Secured Party hereunder and Permitted Liens, Debtor owns each item of the Collateral free and

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clear of any and all Liens, rights, or claims of all other Persons, and Debtor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Party.

            (b) No financing statement or other evidence of Lien covering or purporting to cover any of the Collateral is on file in any public office other than (i) financing statements in favor of the Secured Party, (ii) financing statements for which proper termination statements have been delivered to the Secured Party for filing, and (iii) financing statements filed in connection with Permitted Liens.

      3.3 Location of Debtor and Collateral. The chief executive office of the Debtor is 9821 Katy Freeway, Suite 1050, Houston, Texas 77024. The primary copies of the Account Records are located at, and all Accounts and General Intangibles are maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office.

      3.4 Accounts. (a) Each Account (i) is and will be, in all material respects, the genuine, legal, valid, and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be, in all material respects, enforceable in accordance with its terms, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except (A) with respect to refunds, returns, and allowances in the ordinary course of business, and (B) to the extent that such Account may not yet have been earned by performance), and (iv) is and will be, in all material respects, in compliance with all applicable laws, whether federal, state, local, or foreign.

            (b) No Accounts which are evidenced by Chattel Paper require the consent of the Account Debtor in respect thereof in connection with their assignment hereunder.

      3.5 Tradenames; Prior Names. Debtor has not conducted business under any name other than its current name during the last five years.

                                   ARTICLE IV

                                    COVENANTS

      Debtor covenants and agrees with the Secured Party that from and after the date of this Agreement:

      4.1 Further Assurances. At any time and from time to time, upon the request of the Secured Party, and at the sole expense of Debtor, Debtor will promptly and duly execute and deliver any and all such further instruments, endorsements, powers of attorney, and other documents, make such filings, give such notices, and take such further action as the Secured Party may reasonably deem desirable in obtaining the full benefits of this Agreement and the rights, remedies, and powers herein granted, including, without limitation, the following:

            (a) the filing of financing statements, in form acceptable to the Secured Party under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby;

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            (b) the performance of all searches of public records deemed necessary by the Secured Party to establish and determine the priority of the security interests of the Secured Party or to determine the presence or priority of other secured parties; and

            (c) the furnishing to the Secured Party from time to time of reports and schedules in connection with the Collateral as required pursuant to the Credit Agreement, all in reasonable detail and in form reasonably satisfactory to the Secured Party.

      4.2 Change of Chief Executive Office. Debtor will not move its chief executive office except to such new location as Debtor may establish in accordance with the last sentence of this Section. The originals of all Account Records and General Intangibles will be kept at such chief executive office or at the locations referred to in Section 3.3, or at such new locations as Debtor may establish in accordance with the last sentence of this Section. All Accounts, Account Records, and General Intangibles of Debtor will be maintained at and controlled and directed (including, without limitation, for general accounting purposes) from the locations referred to in Section 3.3 or such new locations as the Debtor may establish in accordance with the last sentence of this Section. With respect to any new location, promptly upon the request of the Secured Party, Debtor shall take all such action as the Secured Party may request to maintain the security interest of the Secured Party in the Collateral granted hereby at all times fully perfected with the same or better priority and in full force and effect. Debtor shall not establish a new location for its chief executive office or such activities (or move any such activities from the locations referred to in Section 3.3) until it shall have given to the Secured Party not less than ten days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Secured Party may reasonably request.

      4.3 Change of Name or Limited Partnership Structure. Debtor shall not change its name or limited partnership structure or conduct business under any name other than its current name without giving notice thereof to the Secured Party within ten days thereafter, clearly describing such new name, or limited liability company structure or such new tradename and providing such other information in connection therewith as the Secured Party may reasonably request. With respect to such new name, limited partnership company structure, or tradename, promptly upon the request of the Secured Party, Debtor shall take all such action as the Secured Party may reasonably request to maintain the security interest of the Secured Party in the Collateral granted hereby at all times fully perfected with the same or better priority and in full force and effect.

      4.4 Maintain Records and Accounts. Debtor will keep and maintain, or cause to be kept and maintained, at its own cost and expense satisfactory and complete records of the Collateral, including, but not limited to, the originals of all documentation with respect to all Accounts and General Intangibles and records of all payments received and all credits granted on the Accounts, all merchandise returned, and all other dealings therewith.

      4.5 Right of Inspection. The Secured Party shall upon reasonable notice to Debtor have full and free access during normal business hours of Debtor to all the books,

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correspondence, and records of Debtor; and the Secured Party and its representatives may examine the same, take extracts therefrom, and make photocopies thereof.

      4.6 Possession of Collateral. The Secured Party shall be deemed to have possession of any of the Collateral in transit to it or set apart for it. Otherwise the Collateral shall remain in Debtor's constructive possession and control at all times, at Debtor's risk of loss, and shall (except for sales permitted by Section 6.4 of the Credit Agreement) be kept at the locations represented in Section 3.3.

      4.7 Financing Statement Filings; Notifications. Debtor recognizes that financing statements pertaining to the Collateral have been or will be filed with the offices of the Secretary of State for the States listed in Exhibit A hereto. Debtor will immediately notify the Secured Party of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a security interest in the Collateral. Without limiting the generality of the foregoing, Debtor will (a) ten days prior to taking such action, notify the Secured Party of any change to a jurisdiction other than as represented in
Section 3.3 hereof, (i) in the location of Debtor's chief place of business,
(ii) in the location of the office where Debtor keeps its records concerning the Accounts and the General Intangibles and the original of all the Accounts Records, or (iii) in the "location" of Debtor within the meaning of Section 9-307 of the UCC, and (b) within ten days after taking such action, notify Secured Party of any change in Debtor's name. In any notice furnished pursuant to this Section, Debtor will expressly state that the notice is required by this Agreement and contains facts that will or may require additional filings of financing statements or other notices for the purpose of continuing perfection of the Secured Party's security interest in the Collateral.

                                   ARTICLE V

                                    ACCOUNTS

      5.1 Debtor Remains Liable under Accounts. Anything herein to the contrary notwithstanding (including, without limitation, the grant of any rights to the Secured Party), Debtor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. The Secured Party shall have no obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to such Account pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance, or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      5.2 Collections on Accounts. Prior to the occurrence of an Event of Default, the Secured Party hereby authorizes Debtor to collect the Accounts. At any time following and during the continuance of any Event of Default, the Secured Party may curtail or terminate said

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authority at any time and itself, or by its agents, collect all Accounts, and any payments of Accounts collected by Debtor shall be held by Debtor in trust for the Secured Party, segregated from other funds of Debtor. All Proceeds, while held by the Secured Party (or by Debtor in trust for the Secured Party) shall continue to be Collateral securing all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided.

                                   ARTICLE VI

                                POWER OF ATTORNEY

      6.1 Appointment as Attorney-in-Fact. Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in the discretion of the Secured Party, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Debtor hereby gives the Secured Party the power and right, on behalf of Debtor, without notice to or assent by the Debtor, to do the following:

            (a) in the case of any Account, at any time when the authority of Debtor to collect the Accounts has been curtailed or terminated pursuant hereto, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and be continuing, in the name of Debtor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due under, or with respect to, any Collateral; in the name of Debtor or otherwise to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; to ask or demand for, collect, receive payment of, and receipt for, any and all moneys, claims, and other amounts due or to become due at any time in respect of or arising out of any Collateral;

            (b) at any time when an Event of Default shall have occurred and be continuing, to prepare, sign, and file financing statements and amendments thereto in the name of Debtor;

            (c) at any time when an Event of Default shall have occurred and be continuing, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, actions to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or obtain any insurance called for by the terms of this Agreement, and to pay all or any part of the premiums therefor and the costs thereof;

            (d) upon the occurrence and during the continuance of any Event of Default, (i) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtor, assignments, verifications, notices, and other documents in connection with any of the Collateral, (ii) to commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral, (iii) to defend any suit, action, or proceeding brought against Debtor with respect to any Collateral, (iv) to settle, compromise, or adjust any suit, action, or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate, and (v) generally, to sell or transfer and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the option of the Secured Party and the expense of Debtor, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve, or realize upon the Collateral and the Liens of the Secured Party thereon and to effect the intent of this Agreement, all as fully and effectively as Debtor might do; and

            (e) at any time when an Event of Default shall have occurred and be continuing, to execute, in connection with any foreclosure, any endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

      Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable so long as any Obligation remains outstanding or any Commitment exists. Debtor hereby acknowledges and agrees that in acting pursuant to this power-of-attorney the Secured Party shall be acting in its own interest and shall have no fiduciary duties to the Debtor, and Debtor hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

      6.2 No Duty on the Part of Secured Party. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and, except for its own gross negligence, neither it nor any of its officers, directors, employees, or agents shall be responsible to the Debtor for any act or failure to act hereunder.

                                  ARTICLE VII

                          REMEDIES; RIGHTS UPON DEFAULT

      7.1 Rights and Remedies Generally. If an Event of Default shall occur and be continuing, then and in every such case, the Secured Party shall have all the rights of a secured party under the UCC, all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, all rights set forth in this Agreement and the other Loan Documents. No enumeration of rights in this Section or elsewhere in this Agreement or in any other Loan Document or other agreement shall be deemed to in any way limit the rights of the Secured Party as described in this Section.

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      7.2 Proceeds. If an Event of Default shall occur and be continuing, in addition to the rights of the Secured Party specified with respect to the payment of Accounts, (a) all Proceeds received by Debtor consisting of cash, checks, and other near-cash items shall be held by Debtor in trust for the Secured Party, segregated from other funds of Debtor, and shall forthwith upon receipt by Debtor, be turned over to the Secured Party, in the same form received by Debtor (appropriately indorsed or assigned by the Debtor to the order of the Secured Party or in such other manner as shall be satisfactory to the Secured Party), and (b) any and all such Proceeds received by the Secured Party (whether from Debtor or otherwise), or any part thereof, shall be applied by the Secured Party as provided in Section 7.10 hereof.

      7.3 Collection of Accounts. If an Event of Default shall occur and be continuing:

            (a) the Secured Party may instruct the obligor or obligors on any obligation owing or purporting to be owed to Debtor constituting the Collateral (including, without limitation, the Accounts) to make any payment required by the terms of such obligation directly to the Secured Party;

            (b) the Secured Party shall have the right from time to time to modify (including, without limitation, to extend the time for payment or arrange for payment in installments) or waive rights under any such obligation and to compromise or settle counterclaims or setoffs with the obligor under any such obligation; and

            (c) any and all of such proceeds of such collections paid to the Secured Party, or any part thereof, (after deduction of the Secured Party's expenses of collection, including, without limitation, reasonable attorneys' fees and disbursements), shall be applied by the Secured Party as provided in Section 7.10 hereof.

      7.4 Disposition of Collateral. If an Event of Default shall occur and be continuing:

            (a) the Secured Party may direct Debtor to sell, assign, or otherwise liquidate or dispose of all or from time to time any portion of the Collateral, and Debtor shall do so, and the Secured Party may take possession of the Proceeds of such Collateral. The Secured Party may direct Debtor to direct that all Proceeds of such Collateral be paid directly to the Secured Party or may permit the Proceeds of such Collateral to be paid to Debtor and all such Proceeds consisting of cash, checks, or near-cash items shall be held by Debtor in trust for the Secured Party, segregated from other funds of Debtor in a separate deposit account containing only Proceeds and shall forthwith upon receipt by Debtor, be turned over to the Secured Party, in the same form received by Debtor (appropriately indorsed or assigned by Debtor to the order of the Secured Party or in such other manner as shall be satisfactory to the Secured Party); and

            (b) any and all such Proceeds received by the Secured Party (whether from Debtor or otherwise), shall be applied by the Secured Party as provided in Section 7.10 hereof.

      7.5 Debtor's Accounts. If an Event of Default shall occur and be continuing, the Secured Party may liquidate any securities held in any accounts of Debtor and apply the proceeds thereof and any other amounts held in any accounts of Debtor as provided in Section 7.10 hereof.

      7.6 Possession of Collateral. If an Event of Default shall occur and be continuing, (a) the Secured Party may, personally or by agents or attorneys, immediately retake possession of the Collateral (including the originals of all or any Accounts and Account Records) or any part thereof, from Debtor or any other Person which then has possession of any part thereof with or without notice or judicial process, and for that purpose may enter upon Debtor's premises where any of the Collateral is located and remove the same and may make reasonable use in connection with such removal of any and all services, supplies, aids, and other facilities of Debtor, and (b) upon three days' notice to Debtor, Debtor shall, at its own expense, assemble the Collateral, including, without limitation, the originals of all Account Records (or from time to time any portion thereof) and make it available to the Secured Party by delivery to the Secured Party at any location designated by the Secured Party which is reasonably convenient to both parties, whether at the premises of Debtor or the Secured Party or elsewhere. Debtor shall, at its sole expense, store and keep any Collateral so assembled at such place or places pending further action by the Secured Party and while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain the Collateral in good condition. Debtor's obligation to so assemble and deliver the Collateral is of the essence of this Agreement and, accordingly, upon application to a court of equity having jurisdiction, the Secured Party shall be entitled to a decree requiring specific performance by the Debtor of such obligation.

      7.7 Disposition of the Collateral. If an Event of Default shall occur and be continuing, the Secured Party may sell, assign, lease, give an option or options to purchase, or otherwise dispose of the Collateral (or contract to do any of the foregoing) under one or more contracts or as an entirety, and, to the extent permitted by applicable law, without the necessity of gathering at the place of sale the property to be sold, at public or private sale or sales, conducted by any officer, nominee or agent of, or auctioneer or attorney for the Secured Party at any location of any third party conducting or otherwise involved in such sale or any office of the Secured Party or elsewhere and in general in such manner, at such time or times and upon such terms and conditions and at such price as may be commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. Any of the Collateral may be sold, leased, assigned, or options or contracts entered to do so, or otherwise disposed of, in the condition in which the same existed when taken by the Secured Party or after any overhaul or repair which may be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding shall be made upon not less than ten days' written notice to Debtor specifying the time after which such disposition is to be made and the intended sale price or other consideration therefor. Any such disposition which shall be a public sale shall be made upon not less than ten days' written notice to Debtor (which Debtor agrees to be commercially reasonable) specifying the time and place of such sale and, in the absence of applicable requirements of law to the contrary, shall be by public auction (which may, at the option or the Secured Party, be subject to reserve), after publication of commercially reasonable notice of such auction. To the extent permitted by applicable law, the Secured Party may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this

Section without accountability to Debtor (except to the extent of surplus money received) as provided below. In the payment of the purchase price of the Collateral, the purchaser shall be entitled to have credit on account of the purchase price thereof of amounts owing to such purchaser on account of any of the Secured Obligations and any such purchaser may deliver notes, claims for interest, or claims for other payment with respect to such Secured Obligations in lieu of cash up to the amount which would, upon distribution of the net proceeds of such sale, be payable thereon. Such notes, if the amount payable hereunder shall be less than the amount due thereon, shall be returned to the holder thereof after being appropriately stamped to show partial payment. Notwithstanding the foregoing, if the Collateral or any portion thereof is perishable or threatens to decline speedily in value or is of a type customarily sold in a recognized market only such notice as shall be reasonably practicable shall be required.

      7.8 Recourse. Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Secured Obligations. Debtor shall also be liable for all reasonable expenses of the Secured Party incurred in connection with collecting such deficiency, including, without limitation, the reasonable fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

      7.9 Expenses; Attorneys' Fees. Debtor shall reimburse the Secured Party for all its reasonable expenses in connection with the exercise of its rights and remedies hereunder, including, without limitation, reasonable attorneys' fees and legal expenses incurred by the Secured Party.

      7.10 Application of Proceeds. The proceeds of any disposition of Collateral shall be applied as follows:

            (a) to the payment of any and all reasonable expenses and fees (including attorneys' fees and disbursements) incurred by the Secured Party in connection with the exercise of its rights and remedies hereunder, including, without limitation, reasonable expenses and fees in connection with obtaining, taking possession of, removing, holding, insuring, repairing, preparing for sale or lease, storing and disposing of Collateral;

            (b) to the satisfaction of the Secured Obligations in such order as the Secured Party may elect; and

            (c) after the indefeasible payment in full in cash of all Secured Obligations, to Debtor or to whomever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct.

      7.11 Limitation on Duties Regarding Preservation of Collateral. The Secured Party's sole duty with respect to the custody, safekeeping, and physical preservation of the Collateral in its possession, under Section 9.207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. The Secured Party shall have no obligation to take any steps to preserve rights against prior parties to any Collateral. Except for matters constituting gross negligence, neither the Secured Party nor any of its directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

      7.12 Waiver of Claims. Except as otherwise provided in this Agreement, Debtor hereby waives, to the extent permitted by applicable law, notice of and judicial hearing in connection with the Secured Party's taking possession or the Secured Party's disposition of any of the Collateral in accordance herewith, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Debtor would otherwise have under the constitution or any statute of the United States or any state, and Debtor hereby further waives, to the extent permitted by law:

            (a) all damages occasioned by such taking of possession except any damages which are the direct result of the gross negligence of the Secured Party;

            (b) all other requirements as to the time, place, and terms of sale or other requirements with respect to the enforcement of the rights of the Secured Party hereunder;

            (c) demand of performance or other demand, notice of intent to demand or accelerate, notice of acceleration, presentment, protest, advertisement, or notice of any kind to or upon Debtor or any other Person, except as may be required by the Credit Agreement; and

            (d) all rights of redemption, appraisement, valuation, diligence, stay, extension, or moratorium now or hereafter in force under any applicable law in order to stay or delay the enforcement of this Agreement, including the absolute sale of the Collateral or any portion thereof, and Debtor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

      7.13 Discontinuance of Proceedings. In case the Secured Party shall have instituted any proceeding to enforce any right, power, or remedy under this Agreement by foreclosure, sale, entry, or otherwise, and such proceeding shall have been discontinued or abandoned for any reason, then and in every such case, Debtor and the Secured Party shall be returned to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies, and powers of the Secured Party shall continue as if no such proceeding had been instituted.

                                  ARTICLE VIII

                                    INDEMNITY

      8.1 INDEMNITY. (a) DEBTOR AGREES TO INDEMNIFY, REIMBURSE, AND HOLD THE INDEMNITEES HARMLESS FROM ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, JUDGMENTS, SUITS, REASONABLE COSTS, REASONABLE EXPENSES, OR REASONABLE DISBURSEMENTS (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) (FOR THE PURPOSES OF THIS SECTION ALL OF THE

FOREGOING ARE COLLECTIVELY CALLED "EXPENSES") OF WHATSOEVER KIND OR NATURE WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY ANY OF SUCH INDEMNITEES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR IN ANY OTHER WAY CONNECTED WITH THE ADMINISTRATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ENFORCEMENT OF ANY OF THE TERMS OF OR THE PRESERVATION OF ANY RIGHTS HEREUNDER, INCLUDING, WITHOUT LIMITATION, THOSE ARISING FROM THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF ANY INDEMNITEE; PROVIDED THAT NO SUCH INDEMNITEE SHALL BE INDEMNIFIED PURSUANT TO THIS SECTION FOR EXPENSES TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

            (b) Debtor agrees that upon written notice by any such Indemnitee of any assertion that could give rise to an Expense, Debtor shall assume full responsibility for the defense thereof. Without limiting the application of part
(a) of this Section, Debtor agrees to pay or reimburse such Indemnitee on demand for any and all reasonable fees, costs, and expenses of whatever kind or nature incurred in connection with the creation, preservation, or protection of the Secured Party's Liens on, and security interests in, the Collateral, including, without limitation, all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment, or discharge of any taxes or Liens or security interests upon or in respect of the Collateral, premiums for insurance with respect to the Collateral, all reasonable expenses incurred in the custody, preservation, use, or operation of the Collateral when Collateral is in the Secured Party's possession, and all other reasonable fees, costs, and expenses in connection with protecting, maintaining, or preserving the Collateral and the Secured Party's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits, or proceedings arising out of or relating to the Collateral.

            (c) Without limiting the application of parts (a) or (b) of this Section, Debtor agrees to pay, indemnify, and hold each Indemnitee harmless from and against any Expenses which such Indemnitee may suffer, expend, or incur in consequence of or growing out of any misrepresentation by any Debtor in this Agreement or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

            (d) If and to the extent that the obligations of Debtor under this Section are unenforceable for any reason, Debtor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

      8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral. The indemnity obligations of the Debtor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment and performance of the Secured Obligations and the termination of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 No Waiver; Remedies Cumulative. No failure or delay on the part of the Secured Party in exercising any right, power, or privilege hereunder and no course of dealing between any Debtor and the Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative, may be exercised singly or concurrently and as often and in such order as the Secured Party deems expedient, and are not exclusive of any rights or remedies which the Secured Party would otherwise have whether by agreement or now or hereafter existing under applicable law. No notice to or demand on Debtor in any case shall entitle Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

      9.2 Termination; Release. When the Secured Obligations have been indefeasibly paid and performed in full and the Commitment has terminated, this Agreement shall terminate, and the Secured Party, at the request and sole expense of Debtor, will execute and deliver to Debtor the proper instruments (including Uniform Commercial Code termination statements) acknowledging the termination of this Agreement, and will duly assign, transfer, and deliver to Debtor, without recourse, representation, or warranty of any kind whatsoever, such of the Collateral as may be in possession of the Secured Party and has not theretofore been disposed of, applied, or released.

      9.3 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      9.4 Marshalling. The Secured Party shall not be under any obligation to marshall any assets in favor of Debtor or any other Person or against or in payment of any or all of the Secured Obligations.

      9.5 Severability. In case any provision in or obligation under this Agreement or the Secured Obligations shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      9.6 Financing Statement Filing. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable law.

      9.7 Notices and Other Communications. Except as to oral notices expressly authorized herein, all notices, requests, and communications under this Agreement shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, or communication shall be deemed to have been duly given or made when provided in accordance with the terms of the Credit Agreement.

      9.8 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of Debtor, the Secured Party, and their respective legal representatives, successors, and assigns. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Secured Party at any time if the Secured Party in its sole discretion deems it advisable to do so.

      9.9 Amendments. Neither this Agreement nor any provision hereof may be amended, supplemented, modified, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, supplement, modification, discharge, or termination is sought.

      9.10 ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENTS, WHETHER WRITTEN OR ORAL, BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

      9.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS).

      9.12 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH ANY DEBTOR IS A PARTY MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE SECURED PARTY, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. DEBTOR HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE SECURED PARTY IN ACCORDANCE WITH THIS SECTION.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

      IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                           DEBTOR:

                                           F-W OIL EXPLORATION L.L.C.

                                           By: Jim R. Brock
                                               ----------------------
                                               Jim R. Brock
                                               President and CFO

                                           SECURED PARTY:

                                           GUARANTY BANK, FSB

                                           By: Arthur R. Gralla
                                               ----------------------
                                               Arthur R. Gralla, Jr.
                                               Managing Director

                                    EXHIBIT A

Section 3.1: FILING LOCATIONS

             Secretary of State of Delaware

                                       A-i